UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.       )

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K2M GROUP HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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K2M GROUP HOLDINGS, INC.
600 HOPE PARKWAY SE
LEESBURG, VIRGINIA 20175
April 21, 2017
Dear K2M Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of K2M Group Holdings, Inc. to be held on June 6, 2017, beginning at 8:00 A.M. Eastern local time, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175. Proxy materials, which include a Notice of the Internet Availability of Proxy Materials, proxy statement and proxy card, are enclosed with this letter. The enclosed proxy statement and proxy card are first being mailed to stockholders of K2M Group Holdings, Inc. on or about April 21, 2017. We have also enclosed our 2016 Annual Report.

At the Annual Meeting, you will be asked to consider and vote:

(1)	To elect as Class III directors to hold office until the 2020 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Mr. Daniel Pelak and Mr. Carlos A. Ferrer;

(2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017; and

(3)	To conduct any other business properly brought before the meeting.

Our Board of Directors unanimously recommends that you (i) approve the election of the individuals nominated to serve as Class III directors and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm.

Your vote is important to us and our business. Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope or to vote by Internet or telephone pursuant to the instructions set forth in the enclosed proxy statement. If you would like to attend the Annual Meeting and your stock is not registered in your own name, please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

We appreciate your continued support of K2M Group Holdings, Inc. and look forward to either greeting you personally at the meeting or receiving your proxy.
Sincerely,
Eric D. Major
President and Chief Executive Officer

K2M Group Holdings, Inc.
600 Hope Parkway SE
Leesburg, Virginia 20175

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
The 2017 Annual Meeting of Stockholders of K2M Group Holdings, Inc. will be held at 8:00 A.M. Eastern local time on June 6, 2017, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175 for the following purposes:

(1)	To elect as Class III directors to hold office until the 2020 Annual Meeting of Stockholders, the following nominees recommended by the Board of Directors: Mr. Daniel Pelak and Mr. Carlos A. Ferrer;

(2)	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017; and

(3)	To conduct any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 10, 2017 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of such stockholders will be open to examination, during regular business hours, by any stockholders for at least ten days prior to the Annual Meeting at our offices at 600 Hope Parkway SE, Leesburg, Virginia 20175. Stockholders holding at least a majority of the outstanding shares of our common stock are required to be present or represented by proxy at the Annual Meeting to constitute a quorum.

YOUR VOTE IS IMPORTANT
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, you are requested to read the enclosed proxy statement and to vote by mail by marking, signing, dating and returning the accompanying proxy as soon as possible or by Internet or telephone pursuant to the instructions set forth in the proxy statement. If you do attend the meeting and prefer to vote in person, you may do so.

If you hold your shares in “street name,” your broker, bank or other nominee cannot vote your shares on your behalf with respect to the election of the nominee for director until it receives your voting instructions. If you do not provide voting instructions over the Internet, by telephone or by returning a voting instruction form, your shares will not be voted with respect to those matters, if your shares are held by a broker your broker may not vote your shares without instruction on Proposal 1. If you would like to attend the Annual Meeting and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the stock to provide you with evidence of your stock ownership.

By Order of the Board of Directors,
Luke Miller
Senior Vice President, General Counsel & Secretary
K2M Group Holdings, Inc.
April 21, 2017
Leesburg, Virginia

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on June 6, 2017.
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

Proxy Statement for the
2017 Annual Meeting of Stockholders of
K2M Group Holdings, Inc.
To Be Held on June 6, 2017

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K2M Group Holdings, Inc.
600 Hope Parkway SE
Leesburg, Virginia 20175

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2017
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") to be held on June 6, 2017, and any adjournments or postponements thereof. The Annual Meeting will be held at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, Virginia 20175 on June 6, 2017 at 8:00 A.M. Eastern local time.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully before deciding how to vote.
Unless otherwise indicated, the terms “Company,” “K2M,” “we,” “our,” and “us” are used in this proxy statement to refer to K2M Group Holdings, Inc. together with its subsidiaries. The terms “Board” and “Board of Directors” refer to our Board of Directors.
What is a proxy statement and what is a proxy?
A proxy statement is a document that Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own. This other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Luke Miller, our Senior Vice President, General Counsel & Secretary, and Gregory S. Cole, our Chief Financial Officer, as proxies or proxy holders for the Annual Meeting.
What is the Notice of Internet Availability of Proxy Materials that I received instead of complete proxy materials?
SEC rules allow companies to furnish proxy materials, including this proxy statement and our Annual Report, by providing access to these documents on the Internet instead of mailing printed copies of our proxy materials to stockholders. Most stockholders have received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions for accessing proxy materials on a website or for requesting electronic or printed copies of the proxy materials.
If you want a paper copy of the proxy materials for the Annual Meeting and for all future meetings, please follow the instructions in the Notice for requesting such materials. Please make any requests on or before May 23, 2017 in order to facilitate timely delivery. The electronic delivery option lowers costs and reduces the environmental impact of printing and distributing the materials.
How can I access the proxy materials over the Internet?
You may view and also download our proxy materials, including our 2016 Annual Report on Form 10-K, at www.proxyvote.com. Please see the instructions below regarding how to submit your vote.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 42,587,796 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate their votes in the election of directors.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted if you later decide not to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If, on the Record Date, your shares were held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a “legal” proxy through your broker or other agent. If you request a printed copy of the proxy materials by mail, your broker or other agent should provide a voting instruction card for you to use.
What am I being asked to vote on?
There are two proposals scheduled to be voted on at the meeting:

•	Election of Mr. Daniel Pelak and Mr. Carlos A. Ferrer as Class III directors to hold office for a three-year term; and

•	Ratification of the appointment of KPMG LLP as K2M’s independent registered public accounting firm for fiscal year 2017.
How does the Board recommend that I vote?
The Board of Directors unanimously recommends that all stockholders vote:

•	FOR the election of Messrs. Daniel Pelak and Carlos Ferrer as Class III directors to hold office for a three-year term; and
•FOR the ratification of the appointment of KPMG LLP as K2M’s independent registered public accounting firm for the fiscal year 2017.
What if another matter is properly brought before the meeting?
We will consider other business that properly comes before the meeting in accordance with Delaware law and our Amended and Restated Bylaws (the “Bylaws”). As of the date of this Proxy Statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How are votes counted?
With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Broker non-votes will have no effect on the outcome of Proposal No. 1.
You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017 (Proposal No. 2). For Proposal No. 2, abstentions will have the effect of a vote “against” the proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein, “FOR” Proposal 2 as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, over the Internet, by telephone or by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted in accordance with your wishes should you later decide not to attend the meeting. You may still attend the meeting and vote in person even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting and you will receive a ballot when you arrive.

•
If you received printed proxy materials, you may submit your proxy by completing, signing and dating the proxy card and returning it promptly in the envelope provided. Mailed proxy cards must be received no later than June 5, 2017 to be counted. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To submit your proxy by telephone or the Internet, please follow the instructions provided on the proxy card. Your vote must be received by 11:59 P.M., Eastern time on June 5, 2017 to be counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization. Simply follow the voting instructions in those materials to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What do I need to do to attend the Annual Meeting?
If you are a registered stockholder on the Record Date, you are invited to attend the Annual Meeting. If you would like to attend the Annual Meeting and your shares are held in “street name,” please ask the broker, bank or other nominee that holds the stock to provide you with evidence of your stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

How many votes do I have?
On each matter to be voted upon, each stockholder will have one vote for each share of common stock owned by that stockholder as of the Record Date for the 2017 Annual Meeting.
Who will count the vote?
Representatives of Broadridge will tabulate the votes, and representatives of K2M will act as inspectors of election.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by Internet, telephone, completing your proxy card or in person at the Annual Meeting, your shares will not be voted and your shares will not be counted as “present” for purposes of determining whether a quorum is present at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank (“Street Name”)
If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can use their discretion to vote the uninstructed shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested). Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by NASDAQ rules and regulations.
Proposal 1 is a “non-routine” matter under NASDAQ rules. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions. Your broker or nominee may vote your shares on Proposal 2 without instructions, as the ratification of our independent registered public accounting firm is considered a “routine” matter under NASDAQ rules.
How many votes are needed to approve each proposal?

•
For Proposal No. 1, the election of directors, the nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Votes may be cast in favor of or withheld with respect to the director nominee.

•
To be approved, Proposal No. 2, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “against” the proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting, either in person or by proxy. On the Record Date, there were 42,587,796 shares of common stock outstanding and entitled to vote. Abstentions and withheld votes are counted for determining whether a quorum is present. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, although we will reimburse them for their reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. You should complete each of the proxy cards to ensure that all of your shares are voted.
You may consider registering all of your brokerage accounts in the same name and address for better service. If you wish to do so, you should contact your broker, bank or nominee for more information. Our stock transfer agent is Wells Fargo Bank, N.A., Shareowner Services and can be contacted at 1-800-468-9716.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by:

•	delivering written notice of revocation to Luke Miller, Senior Vice President, General Counsel & Secretary, provided such statement is received no later than June 5, 2017;

•	voting again by Internet or telephone at a later time but before 11:59 P.M. Eastern Time on June 5, 2017;
•submitting a properly signed proxy card with a later date that is received no later than June 5, 2017; or
•attending the 2017 Annual Meeting, revoking your proxy and voting in person.
If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2017 Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2017 Annual Meeting will not by itself revoke a proxy.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a‑8, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 22, 2017 to Luke Miller, Senior Vice President, General Counsel & Secretary at 600 Hope Parkway SE, Leesburg, Virginia 20175, and must comply with all applicable requirements of Rule 14a‑8.
Our Bylaws provide that nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who is entitled to vote at the meeting, who has complied with the notice procedures set forth in the Bylaws and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company. To be timely for our 2018 Annual Meeting, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 6, 2018; and
•not later than March 8, 2018.
Whom should I contact if I have additional questions or would like additional copies of the proxy materials?
If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should refer to the instructions on the Notice, or you can request materials at www.proxyvote.com.
JOBS Act Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may remain an “emerging growth company” until as late as December 31, 2019 (the fiscal year-end following the fifth anniversary of the completion of our IPO), though we may cease to be an “emerging growth company” earlier under certain circumstances, including (1) if the market value of our common stock that is held by non-affiliates is $700.0 million or more as of the last business day of our second fiscal quarter, in which case we would cease to be an “emerging growth company” as of the following December 31, (2) if our gross revenue exceeds $1.07 billion in any fiscal year or if we issue more than $1.0 billion in non-convertible notes in any three year period. Once we cease to be an emerging growth company, we will no longer be able to take advantage of these exemptions and relief from various reporting requirements. As of the Record Date, we believe the market value of our common stock that is held by non-affiliates exceeds $700.0 million or more. In the event the market value of our common stock continues to be $700.0 million or more on June 30, 2017, the last business day of our 2017 second fiscal quarter, we would cease to be an “emerging growth company” as of December 31, 2017.

PROPOSAL 1
ELECTION OF DIRECTORS
Composition of Our Board of Directors
Our Board of Directors currently consists of nine members. Michael A. Turpin has not been nominated for re-election as a director and the size of our Board of Directors will be reduced from nine to eight directors immediately following the election of directors at the 2017 Annual Meeting. In accordance with our Amended and Restated Certificate of Incorporation and our Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class containing, as nearly as possible, one-third of the total number of directors serving staggered three-year terms. Directors in a particular class are elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. The classification of our Board of Directors may have the effect of delaying or preventing changes in our management or a change in control of our company.
The authorized number of directors may be changed only by our Board of Directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, serves for the remainder of the full term of that class or until the director’s successor is duly elected and qualified. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Our Third Amended and Restated Certificate of Incorporation provides that directors may only be removed for cause by the affirmative vote of holders of at least 66 2/3 percent in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.
The following table sets forth the names and certain other information for the nominees for election as directors and for each of the continuing members of the Board of Directors as of the date of this proxy statement. Key biographical information for each of these individuals is set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Daniel Pelak(1)(3)(4)	III	65	Chairman of the Board	2010	2017	2020
Eric D. Major	I	47	President, CEO and Director	2004	2018	N/A
John P. Kostuik, M.D.(1)	II	79	Chief Medical Officer and Director	2004	2019	N/A
Paul Queally(3)(4)	I	53	Director	2010	2018	N/A
Raymond A. Ranelli(2)	I	69	Director	2011	2018	N/A
Sean Traynor	II	48	Director	2010	2019	N/A
Brett P. Brodnax(1)	II	52	Director	2011	2019	N/A
Carlos A. Ferrer(1)(2)	III	63	Director	2010	2017	2020
___________________
(1)    Member of our Compliance Committee.
(2)    Member of our Audit Committee.
(3)    Member of our Compensation Committee.
(4) Member of our Nominating and Corporate Governance Committee.

Class III Director Nominees
Daniel A. Pelak, 65, has served as Chairman of the Board since 2010 and is also Chairman of the Compliance Committee and a member of our Nominating and Corporate Governance Committee and our Compensation Committee. Mr. Pelak has over 30 years of experience as a senior executive in the medical technology industry. He has served as a Senior Industry Executive with Welsh, Carson, Anderson & Stowe (“WCAS”) focusing on healthcare investments since November 2008. He was previously the Chief Executive Officer of Inner Pulse, a privately held medical device company, from September 2005 to July 2008. Before joining InnerPulse, he was the Chief Executive Officer of Closure Medical Corporation, a publicly traded global leader in the development and manufacture of biomaterial-based medical adhesives, from 2002 until its acquisition by Johnson & Johnson in 2005. He began his industry career at Medtronic, Inc., or Medtronic, where he was employed from 1976 to 2002. His executive assignments at Medtronic included Vice President of U.S. Marketing, and later in his career, the worldwide responsibility for three different operating divisions as the Vice President and General Manager. Mr. Pelak serves on the board of directors of the Spectranetics Corporation, Vertos Medical, Inc. and Mardil, Inc. Mr. Pelak holds a B.S. from the Pennsylvania State University. Mr. Pelak was selected to serve as a director because of his experience as an executive in the healthcare industry and his many years of experience with both public and private company board of directors.
Carlos A. Ferrer, 63, has served as a member of our Board of Directors since September 2010 and is a member of our Audit Committee and our Compliance Committee. Mr. Ferrer is a partner at Peloton Equity and Ferrer Freeman & Company, LLC (“FFC”), of which he is also a founding member. Prior to co-founding FFC in 1995, Mr. Ferrer was a Managing Director at Credit Suisse First Boston from 1989 through 1995, where he was responsible for the firm’s investment banking activities in the healthcare industry. He has served on the board of directors of many FFC portfolio companies and currently participates as director on the boards of AgaMatrix, Inc., Arcadia Solutions and Health Plan One. He graduated from Princeton University in 1976. Mr. Ferrer was selected to serve as a director because of his affiliation with FFC, his experience with healthcare investing and his extensive financial background.
Class I Directors
Eric D. Major, 47, has served as President, Chief Executive Officer and a member of our Board of Directors since January 2004, and is a co-founder of the Company. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Zimmer/Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.
Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and serves on the board of directors of the Medical Device Manufacturers Association. Mr. Major is also active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council. Mr. Major was selected to serve as a director because of his valuable perspective and experience as President, Chief Executive Officer and co-founder of the Company, as well as his leadership skills, industry expertise and knowledge and dedication to our mission.
Paul B. Queally, 53, has served as a member of our Board of Directors since 2010 and is Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. In December 2016, Mr. Queally became a General Partner of WCAS and co-chair of its Investment Committee. Prior to December 2016, Mr. Queally was Co-President of WCAS and a member of its Executive Committee and Management Committee, with a focus on investments in the healthcare industry. Prior to joining WCAS in 1996, Mr. Queally was a general partner at the Sprout Group, which was the private equity arm of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Queally is a board member of USPI and Aptuit, Inc. Mr. Queally also serves as Chairman of the compensation committee of USPI. Mr. Queally holds a B.A. from the University of Richmond, where he is a member of the Board of Trustees, and an M.B.A. from Columbia University. Mr. Queally was selected to serve as a director because of his affiliation with WCAS, his significant experience working with companies controlled by private equity sponsors, particularly in the healthcare industry, his experience with healthcare investing and his extensive financial background.
Raymond A. Ranelli, 69, has served as a member of our Board of Directors since 2011 and is Chairman of our Audit Committee. Mr. Ranelli retired from PricewaterhouseCoopers, or PwC, in 2003 where he was a partner for over 21 years. Mr. Ranelli held several positions at PwC including Audit Partner, Transaction Services Partner, Managing Partner of the Washington D.C. Regional Offices and Vice Chairman and Global Leader of the Financial Advisory Services practice with operations in 20 countries. Mr. Ranelli has served as chairman on several audit committees, both public and private, and currently serves on the audit committee and compliance committee of Syniverse, Inc. Mr. Ranelli has held executive positions in several charitable and community organizations and has received Lifetime Achievement Awards from the Leukemia and the National Kidney Associations. Mr. Ranelli holds a B.S. in accounting from Virginia Commonwealth University. Mr. Ranelli was selected to serve as a director because of his financial and accounting skills and expertise, as well as, his experience as a director of several private and public companies.
Class II Directors
Brett P. Brodnax, 52, has served as a member of our Board of Directors since September 2011 and is a member of our Compliance Committee. Mr. Brodnax is the President and Chief Development Officer of United Surgical Partners International or USPI. Before joining USPI in 1999, he was an executive with the Baylor Health Care System in Dallas, where he gained extensive experience creating physician and hospital partnerships and developing surgical facilities. Mr. Brodnax holds a B.S. and M.S. in Industrial Engineering from Texas A&M University and an M.B.A. from the University of Texas at Dallas. Mr. Brodnax has served on a number of boards, including the board of Ameripath, Inc. Mr. Brodnax was selected to serve as a director because of his experience as an executive in the healthcare industry and as a director on the boards of a number of other healthcare companies.
John P. Kostuik, M.D., 79, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. Dr. Kostuik is a member of our Compliance Committee. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009. Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics. Dr. Kostuik was selected to serve as a director because of his valuable perspective and experience as Chief Medical Officer and a co-founder of the Company and as a former academic surgeon, as well as his leadership and reputation within the global spine surgery community, medical expertise and industry knowledge.
Sean M. Traynor, 48, has served as a member of our Board of Directors since 2010. Mr. Traynor currently serves as a member on the board of directors of National Dentex and Innovase. Mr. Traynor also serves on the compensation committee for National Dentex. Previously, Mr. Traynor served as a member of the board of directors of Universal American Financial Corporation until June 2016. Since 1999, Mr. Traynor has been an investment professional at WCAS, and is currently a general partner, where he focuses on investments in the healthcare industry. Prior to joining WCAS, Mr. Traynor worked from 1996 to 1999 in the healthcare and financial services investment banking groups at BT Alex Brown. From 1991 to 1994 Mr. Traynor served as an associate and senior associate with Coopers & Lybrand LLP (now PwC). Mr. Traynor holds a B.S. from Villanova University and an M.B.A. with distinction from the Wharton School of Business. Mr. Traynor was selected to serve as a director because of his affiliation with WCAS, his significant experience working with companies controlled by private equity sponsors, particularly in the healthcare industry, his experience with healthcare investing and his extensive financial background.
Vote Required and Board Recommendation
Nominees to serve as Class III directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.
The directors elected at the Annual Meeting will hold office until the 2020 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement, as filed with the SEC, intend to vote the proxies held by them for the election of Mr. Pelak and Mr. Ferrer, to serve as Class III Directors. The proxies cannot be voted for more than two candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
Our Board of Directors recommends that you vote “FOR” the election of Mr. Pelak and Mr. Ferrer to serve as Class III Directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Independence
We completed our initial public offering (“IPO”) in May 2014, and our common stock trades on the NASDAQ Global Select Market (“NASDAQ”). Under NASDAQ rules, independent directors must comprise a majority of a listed company’s Board of Directors. Audit Committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 promulgated under the Exchange Act. Under NASDAQ rules, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board service; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Director Independence
Our Board of Directors has undertaken a review of its composition and that of its committees, as well as, the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of Messrs. Brodnax, Ferrer, Pelak, Queally, Ranelli, Traynor and Turpin, are “independent” in accordance with the rules of NASDAQ and under the Exchange Act.
Board Leadership Structure
Board Composition
Our Board of Directors consists of nine members but will be reduced to eight members immediately following the election of directors at our 2017 Annual Meeting. In accordance with our certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

•	The Class I directors are Messrs. Major, Queally, and Ranelli, and their terms will expire at the annual meeting of stockholders to be held in 2018;

•	The Class II directors are Mr. Brodnax, Dr. Kostuik, and Mr. Traynor, and their terms will expire at the annual meeting of stockholders to be held in 2019; and

•	The Class III directors are Messrs. Pelak, Ferrer and Turpin, and their terms will expire at the 2017 Annual Meeting.

We expect that additional directorships, if any, resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Committees of our Board of Directors
The standing committees of our Board of Directors consist of an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and a Compliance Committee.

Our President and Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Compliance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board of Directors provides appropriate risk oversight of our activities.
Audit Committee
We have an Audit Committee, currently consisting of Mr. Ranelli, who serves as the Chair, and Messrs. Ferrer and Turpin. Our Board of Directors has appointed Mr. Traynor to our Audit Committee immediately following the election of directors at our 2017 Annual Meeting. Messrs. Ranelli, Ferrer, Traynor and Turpin qualify as independent directors under NASDAQ corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board of Directors has determined that Mr. Ranelli qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.
The purpose of the Audit Committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board of Directors in overseeing and monitoring (1) the quality and integrity of our financial statements (including the effectiveness of internal control over financial reporting), (2) our compliance with legal and regulatory requirements and (3) our independent registered public accounting firm’s qualifications, performance and independence.
Our Board of Directors has adopted a written charter for the Audit Committee, which may be found at www.k2m.com under Investor Relations: Corporate Governance.
Nominating and Corporate Governance Committee
We have a Nominating and Corporate Governance Committee, which consists of Messrs. Pelak and Queally.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.k2m.com under Investor Relations: Corporate Governance, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board, including those recommended by stockholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•	reviewing and recommending the composition and size of the Board;

•	overseeing the annual evaluation of the Board and management;

•	recommending the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and

•	periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.
Compensation Committee
We have a Compensation Committee, consisting of Mr. Queally, who serves as the Chair, and Mr. Pelak. The purpose of the Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to:

•	setting our compensation program and compensation of our executive officers and directors; and

•	monitoring our incentive and equity-based compensation plans.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found on our website at www.k2m.com under Investor Relations: Corporate Governance.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer of the Company under our incentive compensation or other equity-based plans, subject to compliance with the plan and the laws of our state of jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors.
The Compensation Committee has engaged Exequity LLP ("Exequity") to provide compensation consulting to the Committee. Exequity provides the Compensation Committee with customized information and advice related to cash and equity compensation for the Board of Directors and Section 16 executive officers. These services include, but are not limited to: establishment of peer companies for benchmarking, pay analysis, equity comparisons, pay trends, analysis and recommendations on compensation changes. Exequity reviews the peer benchmarking group annually and may make recommendations for replacement where a company has been acquired or merged. Exequity also periodically reviews director compensation.
Our Board of Directors has determined that Messrs. Queally and Pelak qualify as independent members of the Compensation Committee under the applicable NASDAQ Listing Rules, our Corporate Governance Guidelines and our Compensation Committee Charter.
Compliance Committee
We have a Compliance Committee, consisting of Mr. Pelak, who serves as the Chair, Mr. Brodnax, Mr. Ferrer and Dr. Kostuik. The purpose of our Compliance Committee is to assist our Board of Directors in discharging its responsibilities relating to legal and regulatory compliance (excluding matters of financial compliance, which are subject to the oversight of the Audit Committee).
Our Board of Directors has adopted a written charter for the Compliance Committee, which may be found at on our website at www.k2m.com under Investor Relations: Corporate Governance. Information contained in, or accessible through, our website is not a part of this proxy statement.
Meetings of the Board of Directors and its Committees
During the fiscal year ended December 31, 2016, our Board of Directors held four meetings. Our Audit Committee met eight times, our Compensation Committee met four times, our Compliance Committee met three times and our Nominating and Governance Committee did not meet. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such member served.
The Board of Directors does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but it encourages directors to attend each annual meeting of stockholders. Four of our directors attended our Annual Meeting of Stockholders in 2016.
Role of the Board in Risk Oversight
Risk is inherent in our business, and we face strategic, financial, business, operational, legal, reputational and other risks. Our Board of Directors is responsible for overseeing the overall risk management process at our Company. The responsibility for managing risk rests with executive management while the Board of Directors and its committees as a whole participate in the oversight process. The Board of Director’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls. The Board of Directors considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.
Director Nominations
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates to be nominated for election to the Board and selecting the director nominees for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. The Nominating and Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. It is expected that the Board will consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. The Nominating and Corporate Governance Committee monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Bylaws, whose qualifications the Board will consider.
The Nominating and Corporate Governance Committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors, its committees and the potential independence of director candidates under relevant NASDAQ and SEC rules.
Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Board will consider factors it considers appropriate, which may include age, gender and ethnic and racial background.
The Board of Directors will consider properly submitted stockholder recommendations for candidates for our Board. The Board does not intend to alter the manner in which it evaluates candidates, including the criteria described above, based on whether or not the candidate was recommended by a stockholder.
Any stockholder recommendations proposed for consideration by the Board should be in writing and delivered to K2M Group Holdings, Inc., Attn: Senior Vice President, General Counsel & Secretary, 600 Hope Parkway SE, Leesburg, VA 20175. Submissions must include the following information, among other information described more specifically in our Bylaws:

•	the full name and address of the stockholder;

•	the number and class of our shares beneficially owned, directly or indirectly, by the stockholder;

•	all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•
a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Company between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing.

All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders must be received by us no later than the deadline specified in our Bylaws.
The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board are advised to review our Bylaws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Please also see “Questions and Answers about the Annual Meeting and Voting - When are stockholder proposals and director nominations due for next year’s annual meeting?”
Compensation Committee Interlocks and Insider Participation
Presently, our Compensation Committee makes all decisions about our executive compensation. Mr. Major and Dr. Kostuik do not participate in the Board of Directors’ discussions regarding their own compensation. None of our executive officers currently serves, or has served during the last year, as a member of a Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Conduct is available on our website at www.investors.k2m.com under Investor Relations: Corporate Governance. Our Code of Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Any person may obtain a copy of the Code of Conduct without charge by making a written request to: Senior Vice President, General Counsel & Secretary, K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, Virginia 20175. We expect to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
Corporate Governance Guidelines
Our Board of Directors has adopted Amended and Restated Corporate Governance Guidelines intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to Board composition and selection, Board meetings, responsibilities of directors and Chief Executive Officer evaluation and succession planning, Board self-evaluation and Board committees and compensation. The Amended and Restated Corporate Governance Guidelines also include regular meetings of non-management directors in executive sessions without the presence of management. Our Amended and Restated Corporate Governance Guidelines may be found on our website at www.k2m.com under Investor Relations: Corporate Governance. The Board will review the Corporate Governance Guidelines from time to time to ensure that they effectively promote the best interests of the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and stock exchange requirements.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accountant and to audit our consolidated financial statements for the fiscal year ending December 31, 2017. The Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment. KPMG was our independent registered public accounting firm for our fiscal 2016 audit.
Before selecting KPMG, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it was qualified. The Audit Committee also considered whether any non-audit services performed for us by KPMG would impair KPMG’s independence and concluded that they did not. If the stockholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
A representative of KPMG will attend our Annual Meeting. The representatives will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
Change in Accountant During 2016
As a result of a competitive process to review the appointment of the Company’s independent registered public accounting firm, on May 24, 2016, the Audit Committee engaged KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. On May 19, 2016, the Audit Committee dismissed Ernst & Young, LLP (“EY”), the Company's prior independent registered public accounting firm, from that role.
The audit reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2015 and December 31, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 19, 2016, there were no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K), which, if not resolved to the satisfaction of EY would have caused EY to make reference to the subject matter of the disagreement in connection with its report and there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K).
Fees Paid to KPMG for Fiscal 2016 and EY for Fiscal 2015
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm, including the fees for those services, subject to the de minimis exception for non-audit services provided by SEC rules. Services provided may include audit services, audit-related services and other services. Pre-approval is detailed as to the specific service or category of service.
The aggregate fees for professional services rendered by KPMG for the fiscal year ended December 31, 2016 and by EY for the fiscal year ended December 31, 2015 were as follows:

	Year Ended December 31,
	2016	2015
	(in thousands)
Audit Fees (1)	$1,114	$1,544
Audit-Related Fees (2)	—	—
Tax Fees (3)	25	143
All Other Fees (4)	—	3
Total	$1,139	$1,690

(1)
“Audit Fees” consist of professional services rendered in connection with the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for 2016 also consisted of professional services rendered in connection with our issuance of convertible senior notes, and underwritten public offerings of our shares held by WCAS and certain of its affiliates, including the delivery of comfort letters, consents and review of documents filed with the SEC.

(2)
“Audit-Related Fees” consist of fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.”

(3)
“Tax Fees” include the aggregate fees billed in each such year for professional services rendered by the independent public accounting firms for tax compliance and the preparation of tax returns and refund requests.

(4)
“All Other Fees” include the aggregate fees billed in each such fiscal year for products and services by the independent public accounting firms that are not reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Vote Required and Board Recommendation
Stockholder ratification is not required for the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2017, however, our Board of Directors is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of KPMG as our independent registered public accountants for fiscal year 2017. Abstentions will have the effect of a vote “against” the ratification of KPMG as our independent registered public accounting firm.
Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading “Information About Our Board of Directors and Corporate Governance-Board Leadership Structure” in this proxy statement. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal controls over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Raymond A. Ranelli, Chair
Carlos A. Ferrer
Michael A. Turpin

MANAGEMENT
Executive Officers
The following table sets forth certain information regarding our executive officers as of December 31, 2016:

Name	Age	Position
Eric D. Major	47	President, Chief Executive Officer and Director
John P. Kostuik, M.D.	79	Chief Medical Officer and Director
Gregory S. Cole	47	Chief Financial Officer

Executive Officers:
Eric D. Major, 47, has served as President, Chief Executive Officer and a member of our Board of Directors since January 2004, and is a co-founder of the Company. Mr. Major previously co-founded and served as the President and Chief Executive Officer of American OsteoMedix Corp., or AOM, a minimally invasive spinal device company that was acquired by Interpore Cross International in 2001. Following the sale of AOM, Mr. Major served as President of the Minimally Invasive Division for Interpore Cross International (now a Zimmer/Biomet company) until 2002. Prior to co-founding AOM, Mr. Major served in several sales/marketing, strategic and product development capacities with various spinal companies including Acromed Spine Inc. (now a Johnson & Johnson company) and Synthes Spine, Inc.
Mr. Major has over 20 years of experience in the spine industry and was the 2010 recipient of the Entrepreneur of the Year Award for Emerging Technologies in the Greater Washington, D.C. region. Mr. Major is a member of the AdvaMed CEO Advisory Council and serves on the board of directors of the Medical Device Manufacturers Association. Mr. Major is also active in the local community, serving on the Loudon Small Business Development Center Board of Directors, as well as the Board of Trustees for the Westmoreland Davis Memorial Foundation, Inc., a local historic preservation organization. Mr. Major holds a B.S. from James Madison University and is a member of the JMU College of Business Executive Advisory Council.
John P. Kostuik, M.D., 79, is a co-founder of the Company and has served as Chief Medical Officer and a member of our Board of Directors since January 2004. In addition, he served as the Chairman of our Board of Directors from 2004 to 2009. Dr. Kostuik was a recognized leader in orthopedic surgery for over 40 years. From 1991 to 2003, he served as the Chief of Spine Surgery at Johns Hopkins School of Medicine and he is generally recognized as a leading teacher, surgeon and authority on spinal disorders. Dr. Kostuik is a founder, member and past president of the North American Spine Society. He is a past president of the Scoliosis Research Society and an Honorary Fellow of the Belgium and Japanese Orthopaedic Societies. Dr. Kostuik has published more than 150 scientific articles, lectured in 38 countries and taught 150 fellows from ten countries. Dr. Kostuik holds an undergraduate degree and an M.D. from Queen’s University in Kingston, Ontario, completed post-graduate surgical training at the University of Toronto and is a Fellow of the Royal College of Surgeons of Canada in Orthopedics.
Gregory S. Cole, 47, has served as our Chief Financial Officer since September 2008. From May 2008 to September 2008, Mr. Cole served as a financial consultant to start-up and development-stage companies in the medical device industry. From September 2006 to May 2008, he served as Senior Vice President and Corporate Treasurer of InPhonic, Inc. and later as Executive Vice President and Chief Financial Officer of Simplexity Inc., a privately-held eCommerce and MVNO solutions provider for the wireless industry. From 2001 to May 2005, Mr. Cole was the Vice President and Treasurer of XM Satellite Radio, Inc., a NASDAQ 500 provider of satellite delivered entertainment, media and sports content in the United States and Canada. Mr. Cole joined XM Satellite Radio, Inc. in 1998 and served in additional financial management positions with the company, including Interim Chief Financial Officer. Mr. Cole also served in various financial roles at USEC, Inc., a public provider of enriched uranium for use in nuclear power plants, and as an auditor with Coopers & Lybrand (now PwC). Mr. Cole holds a B.A. in Accounting from James Madison University and an M.B.A. in Finance from the Robert H. Smith School of Business at the University of Maryland, College Park.

Family Relationships
There is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth all compensation paid to or accrued by our principal executive officer and our other two most highly compensated persons serving as executive officers as of December 31, 2016 for services rendered for the years presented. We refer to these executives as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Bonus ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Eric D. Major President and Chief Executive Officer	2016 2015	525,000 480,000	551,243 492,660	1,415,538 543,365	26,250 22,501	329,700 362,139	25,000 16,466	2,872,731 1,917,131
Gregory S. Cole Chief Financial Officer	2016 2015	339,179 329,300	211,875 201,756	544,067 219,340	8,480 7,706	106,502 124,014	10,600 10,600	1,220,703 892,716
John P. Kostuik, M.D. Chief Medical Officer	2016 2015	418,746 406,550	104,499 124,338	268,345 137,586	10,469 9,513	131,486 153,107	_ _	933,545 831,094

(1)
Amounts reported for fiscal 2016 and 2015 represent the aggregate grant date fair value of restricted stock and restricted stock units computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, or Topic 718. The assumptions made in the valuation are found in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)
Amount represents the aggregate grant date fair value of the option awards computed in accordance with Topic 718. The assumptions made in the valuation are found in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Amounts reported reflect the discretionary portion of the annual cash incentive award.
(4)	Amounts reported reflect employer-paid 401(k) plan matching contributions. In addition, for Mr. Major, amount includes reimbursement for home-based broadband service subscription.
Annual Cash Incentive Compensation
Fiscal 2016
We offer our executive officers the opportunity to earn annual cash bonuses, which are intended to compensate them for achieving both short-term company-wide and individual performance goals. Our Compensation Committee establishes the performance goals and target bonuses of our executive officers on an annual basis. In early 2016, the Board of Directors established the corporate performance goals and weightings for 2016 described below. In the first quarter of 2017, upon the completion of our audited financial statements for fiscal 2016, the Board of Directors determined and paid the cash incentive awards earned by our named executive officers in fiscal 2016.
Each named executive officer’s target annual cash incentive award is typically expressed as a percentage of base salary and, for fiscal 2016, the named executive officers’ target bonus opportunities as a percentage of such executive’s base salary were as follows: Mr. Major, 100% of his 2016 base salary, Mr. Cole, 50% of his 2016 base salary and Dr. Kostuik, 50% of his 2016 base salary.
For fiscal 2016, annual incentive awards were based on achievement of a combination of revenue and Adjusted EBITDA goals, with Adjusted EBITDA calculated as set forth in our Form 10-K for the fiscal year ended December 31, 2016 in Item 7 - Management's Discussion and Analysis of Results of Operations and Financial Condition-Non-GAAP Financial Measures. For fiscal 2016 annual cash incentive awards, revenue growth accounted for 80% of the total award opportunity and Adjusted EBITDA performance accounted for the remaining 20% of the total award opportunity.
The fiscal 2016 annual cash incentive awards for the named executive officers were determined by multiplying their respective target annual bonus amounts by the sum of (1) the revenue component achievement percentage (80% multiplied by the revenue payout percentage) and (2) the Adjusted EBITDA component achievement percentage (20% multiplied by the Adjusted EBITDA component payout percentage). The financial performance component payout percentages were determined by comparing our achievement to the revenue and Adjusted EBITDA targets based on the pre-established scales set forth in the following tables:

	Threshold	Target	Above- Target	Maximum
Revenue Performance Percentage of Target	85.75%	100.00%	114.25%	N/A
Revenue Payout Percentage	50.00%	100.00%	150.00%	N/A

	Threshold	Target	Maximum
Adjusted EBITDA Performance Percentage of Target	80.00%	100.00%	120.00%
Adjusted EBITDA Payout Percentage	50.00%	100.00%	150.00%
For performance percentages between the specified threshold, target and above-target levels, the resulting payout percentage is adjusted on a linear basis. There is no maximum payout percentage established for revenue performance percentages that exceed target and a maximum of 150% payout for Adjusted EBITDA payout percentage.
The following table illustrates the calculation of the amounts for the annual cash incentive awards for each of our named executive officers in fiscal 2016 based on our financial performance results. Based on the performance under the annual cash incentive formula, the Compensation Committee established the payout at 62.8% of the target opportunity. The incentive awards earned for fiscal 2016 based on this payout percentage are reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

	2016 Salary ($)	Annual Incentive Target Percentage (%)	Annual Incentive Target Amount ($)	Achievement Factor (%)	Non-Equity Incentive Plan Compensation ($)
Eric D. Major	525,000	100.00	525,000	62.80	329,700
Gregory S. Cole	339,179	50.00	169,590	62.80	106,503
John P. Kostuik, M.D.	418,746	50.00	209,373	62.80	131,486
Notwithstanding the establishment of the performance components and the formula for determining the annual cash incentive award payment amounts, our Compensation Committee had the ability to exercise its discretion if, in the exercise of its business judgment, our Compensation Committee determined that a different amount was warranted under the circumstances. For the 2016 incentive, the Compensation Committee awarded an additional achievement factor of 5% to each of the named executive officers based on the Company's 2016 financial performance relative to its peer group. This portion of the award is reported under the Bonus column of the Summary Compensation Table above.
Salary
Consistent with the recommendation of the Company’s independent compensation consultant, each of Mr. Cole and Dr. Kostuik received a 3% salary increase on January 1, 2016 in consideration of his individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices. In light of market data, and in line with similarly situated peer executives, the Compensation Committee determined to increase Mr. Major’s base salary by 9% on January 1, 2016 after discussing Mr. Major’s compensation with its independent third party compensation consultant.
Employment Agreements
We have entered into substantially similar employment agreements with each of Messrs. Major and Cole and Dr. Kostuik that govern the terms of each such named executive officer’s employment. Each employment agreement was entered into effective as of August 12, 2010, and was subsequently amended in the first quarter of 2014 and in the first quarter of 2017. As amended, the employment agreements provide for an initial term of three years commencing in August 12, 2010, and will be automatically extended for successive one-year periods, unless one of the parties provides the other 30 days’ prior written notice before the expiration of any annual renewal term that the term will not be extended. The employment agreements are terminable by either party at any time, provided that the named executive officer must give notice a specified period of time prior to resignation.
Pursuant to their respective employment agreements, if Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment terminates for any reason, the named executive officer is entitled to receive: (1) any unpaid base salary earned prior to the date of termination; (2) any other unpaid benefits earned and accrued prior to the date of termination and (3) reimbursement of any unreimbursed business expenses properly incurred by the executive prior to the termination of employment (the payments and benefits described in (1) through (3) being “Accrued Rights”).
If Mr. Major’s, Mr. Cole’s or Dr. Kostuik’s employment is terminated by us without “cause” (as defined in the employment agreements) (other than by reason of death or while he is disabled) or if the named executive officer resigns with “good reason” (as defined in the employment agreements), such executive is entitled to the Accrued Rights and, conditioned upon execution of a mutual general release:

•	a pro rata portion of any annual bonus that would have otherwise been payable to the executive (the “Pro Rata Bonus”);

•	a lump-sum cash payment equal to 50% of the executive’s then-current base salary payable within 60 days after such termination; and

•
for a period of six months after termination of employment, continuing coverage under our group health plans at the same levels and costs at which the executive received benefits prior to the termination.

In the event of the named executive officer’s termination of employment due to death or disability, he will be entitled to the Accrued Rights and the Pro Rata Bonus payment, which will be payable within 90 days of the executive’s separation from service.
Each of the employment agreements also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our and any of our affiliates' employees and customers at all times during employment, and for two years after any termination of employment.
In addition, each of our named executive officers may be entitled to additional payments and benefits upon a “change of control” (as defined in the employment agreements) and any unvested options, restricted stock or RSUs will immediately vest. See “Potential Payments Upon Termination or Change of Control.”
Long-Term Equity Incentive Plan Awards
For fiscal 2016, the Compensation Committee determined to grant the named executive officers long-term incentive awards consisting of 50% in shares of restricted stock and 50% in stock options based on their grant date fair value.
Restricted Stock Granted in 2016
In fiscal 2016, Mr. Major, Mr. Cole, and Dr. Kostuik were granted 38,334, 14,734 and 7,267 shares of restricted stock, respectively. The restricted stock will vest annually in three equal installments beginning on August 15, 2017, subject to continued employment through the applicable vesting date.
Unvested restricted stock will be forfeited upon death or disability of the grantee or any termination of employment. The named executive officers are entitled to receive any dividend equivalent payments on their restricted stock.

Options Granted in 2016
In fiscal 2016, Mr. Major, Mr. Cole and Dr. Kostuik were granted options to purchase 98,438, 37,835 and 18,661 shares of common stock, respectively, at an exercise price equal to the closing share price on the date of grant. The options vest ratably on each anniversary beginning on August 15, 2017 over a three-year period, subject to continued employment through the vesting date. Unvested stock options will be forfeited upon death or disability of the grantee or any termination of employment.
Outstanding Equity Awards at 2016 Fiscal Year End
The following table provides information regarding outstanding equity awards for our named executive officers as of December 31, 2016.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Eric D. Major	2/27/2011	123,457		123,457	9.26	2/26/2021
	5/7/2014	32,922	16,461		15.00	5/6/2024
	5/7/2014						8,230	(3)	164.929
	7/1/2015	18,167	36,333		23.46	6/30/2025
	7/1/2015						14,000	(4)	280,560
	6/14/2016		98,438		14.38	6/13/2026
	6/14/2016						38,334	(5)	768,213
Gregory S. Cole	2/27/2011	82,305		82,305	9.26	2/26/2021
	5/7/2014	24,691	12,346		15.00	5/6/2024
	5/7/2014						5,075	(3)	101,703
	7/1/2015	7,333	14,667		23.46	6/30/2025
	7/1/2015						5,733	(4)	114,889
	6/14/2016		37,835		14.38	6/13/2026
	6/14/2016						14,734	(5)	295,269
John P. Kostuik, M.D.	2/27/2011	82,305		82,305	9.26	2/26/2021
	5/7/2014	17,284			15.00	5/6/2024
	7/1/2015	4,600	9,200		23.46	6/30/2025
	7/1/2015						3,533	(4)	70,801
	6/14/2016		18,661		14.38	6/13/2026
	6/14/2016						7,267	(5)	145,631

(1)
Reflects options subject solely to time-based vesting restrictions. The portion of the options granted to Messrs. Major and Cole and Dr. Kostuik on February 27, 2011 subject solely to time-based vesting restrictions vest in four equal installments on each anniversary of the September 10, 2010 vesting reference date. The time-vesting options granted to Messrs. Major and Cole on May 7, 2014 vest ratably over a three-year period on each anniversary of the May 7, 2014 vesting reference date. One-third of the time-vesting options granted to Dr. Kostuik on May 7, 2014 vested immediately when awarded with the remaining time-vesting options to vest ratably as of the first and second anniversary of the May 7, 2014 vesting reference date. The time-vesting options granted to Messrs. Major and Cole and Dr. Kostuik on July 1, 2015 vest ratably over a three-year period on each anniversary of the July 1, 2015 vesting reference date. The time-vesting options granted to Messrs. Major and Cole and Dr. Kostuik on June 14, 2016 vest ratably over a three-year period on each anniversary of the June 14, 2016 vesting reference date.

(2)
Reflects the options granted to Messrs. Major and Cole and Dr. Kostuik on February 27, 2011 that are exit-vesting options subject to both time-based and performance-based vesting restrictions. The time-based vesting criteria for the exit-vesting options will be satisfied in four equal installments on each anniversary of the September 10, 2010 vesting reference date. The performance-based vesting criteria for the exit-vesting options is described under “-Long Term Equity Incentive Awards-Options Granted in Fiscal 2011” in Amendment No. 2 to our Registration Statement on Form S-1 filed on January 29, 2015 with the SEC.

(3)
These restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the grant date subject to continued employment through the applicable vesting date. If the named executive officer’s employment is terminated due to death or disability, or in the event of a change in control, all unvested restricted stock units will become fully vested on an accelerated basis. Upon any other termination of employment that is not due to death or disability or in connection with a change in control, all unvested restricted stock units will be forfeited.

(4)	These shares of restricted stock will vest in three equal installments on each anniversary of the grant date, subject to continued employment through the applicable vesting date.
(5)	These shares of restricted stock will vest in three equal installments on August 15, 2017, 2018 and 2019, subject to continued employment through the applicable vesting date.
(6)	Market value of the restricted stock and restricted stock units is based upon the closing price of our common stock as reported on NASDAQ on December 31, 2016.
Retirement Plans
We have a qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Code. The plan covers all employees, including our named executive officers, who are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service and may contribute up to the lesser of $54,000 and 100% of their gross wages. We match 100% of the first 3% of pay that a participant contributes to the plan and we match 50% of the next 2% of a participant’s pay that the participant contributes to the plan. Our matching formula is applied on a payroll-by-payroll basis, with an end of the year true-up. On an annual basis, we will not make matching contributions in respect of more than 4% of a participant’s pay.
Potential Payments Upon Termination or Change of Control
In the event of a termination of employment due to death or “disability,” or in the event of a “change in control” (as such terms are defined in the restricted stock unit award agreement), certain restricted stock units granted to Messrs. Major and Cole will become fully vested.
In the event of death of a named executive officer, the named executive officer will receive benefits from third-party payors under our employer-paid premium life insurance and accidental death and dismemberment insurance plans. All of our employees are eligible for one times their regular annual eligible wages at death (up to $150,000) under these insurance plans.
In addition, under the employment agreements of each of Messrs. Major and Cole and Dr. Kostuik, upon a change of control, all unvested options, restricted stock and restricted stock units (to the extent held by the executives) will become fully vested and exercisable. In addition, if the executive is terminated without cause or terminates his employment for good reason at any time during the 12-month period following a change of control, he will be entitled to receive (1) a cash payment equal to 12 months of his annual salary and (2) six months of healthcare/insurance benefits at the level in effect immediately prior to the change of control.
Equity Compensation and Stock Purchase Plans
Prior to the IPO, we had two long-term equity incentive plans: the Amended and Restated K2M, Inc. 2006 Stock Option and Grant Plan and the K2M Group Holdings, Inc. 2010 Equity Award Plan. In connection with the IPO, we adopted the 2014 Amended and Restated Omnibus Incentive Plan, and on June 14, 2016, we adopted theK2M Group Holdings, Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”). We refer to these plans, collectively, as the Equity Incentive Plans. The Equity Incentive Plans are administered by our Compensation Committee, which has the authority, among other powers, to select which covered individuals may receive awards under the Equity Incentive Plans, determine the type of award and the number of shares covered by an award, determine the terms and conditions applicable to an award, including vesting conditions and any acceleration thereof, and generally adopt rules, guidelines and practices and make all other determinations it deems advisable for the administration of the Equity Incentive Plans. Pursuant to these long-term equity incentive plans we have provided long-term equity incentive compensation to our named executive officers in the form of stock options, restricted stock and restricted stock units.
Effective May 7, 2014, our Board of Directors adopted the 2014 Employee Stock Purchase Plan (the “ESPP”), which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Our ESPP generally permits participants to purchase shares of common stock through payroll deductions of no less than 1% and no more than 10% of their eligible compensation, which includes a participant's base straight time gross earnings, exclusive of payments for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses and other similar compensation.
Director Compensation
All of our non-employee directors receive an annual cash retainer of $30,000. The additional annual cash retainer for serving as chairman of the Board of Directors is set at $20,000, the additional annual cash retainer for serving as the Audit Committee chair is $20,000, the additional annual cash retainer for serving as the Compensation Committee chair is $8,000 and the additional annual cash retainer for serving as the Compliance Committee chair is $8,000. All of our non-employee directors are also entitled to receive an additional $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.
Director Compensation for Fiscal 2016
The following table sets forth information concerning the compensation of our directors (other than directors who are named executive officers) for fiscal 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Daniel A. Pelak(1)	—	57,506	147,654	—	205,158
Brett P. Brodnax	32,500	57,506	147,654	—	237,158
Carlos A. Ferrer(1)	—	57,506	147,654	—	205,158
Paul B. Queally(1)	—	57,506	147,654	—	205,158
Raymond A. Ranelli	56,500	57,506	147,654	—	258,658
Sean M. Traynor(1)	—	57,506	147,654	—	205,158
Michael A. Turpin	36,500	57,506	147,654	—	239,158

(1)
We pay compensation for the service of each non-employee director employed by or otherwise affiliated with one of our equity investors, to the equity investor or its affiliates, not to the individual non-employee director.

(2)
On June 14, 2016 we granted each of our non-employee directors 3,999 shares of restricted stock at a fair value of $14.38 per share, which vest ratably over a three-year period on each anniversary date of award.

(3)
On June 14, 2016, we granted each of our non-employee directors options to purchase 10,268 shares of common stock at an exercise price of $14.38 per share, which vest ratably over a three-year period on each anniversary date of the award grant.

(4)
As of December 31, 2016, Mr. Pelak held 467,096 vested and unexercised options and 39,117 unvested options; Messrs. Brodnax, Ferrer, Queally and Traynor each held 13,103 vested and unexercised options and 22,069 unvested options; Mr. Ranelli held 24,625 vested and unexercised options and 22,069 unvested options and Mr. Turpin held 7,000 vested and unexercised options and 24,268 unvested options.

PRINCIPAL STOCKHOLDERS
We had 42,587,796 shares of common stock outstanding as of April 10, 2017.
Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the stockholder. Restricted stock units and shares of common stock subject to options that are currently exercisable or exercisable within 60 days from April 10, 2017, are considered outstanding and beneficially owned by the person holding such restricted stock units or options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, Virginia 20175.
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of April 10, 2017.

Name of beneficial owner	Number	Percent
5% or Greater Stockholders
T. Rowe Price Associates, Inc. (1)	6,191,009	14.5%
Waddell & Reed Financial, Inc. (2)	2,195,235	5.2%
Directors and Executive Officers
Daniel A. Pelak (3)	494,083	1.2%
Eric D. Major (4)	1,084,971	2.6%
Dr. John P. Kostuik (5)	336,161	*
Gregory S. Cole (6)	235,706	*
Brett P. Brodnax (7)	49,346	*
Raymond A. Ranelli (8)	33,865	*
Paul B. Queally (9)	102,278	*
Sean M. Traynor (10)	36,616	*
Carlos A. Ferrer(11)	81,285	*
Michael Turpin(12)	10,999	*
All directors and executive officers as a group (10 persons)	2,465,410	5.8%
* Less than 1%

(1)
Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 7, 2017, in which T. Rowe Price Associates, Inc. reported sole dispositive power over 6,191,009 shares of common stock and sole voting power over 952,904 shares of common stock, which includes 3,150,775 shares of common stock that T. Rowe Price Small-Cap Stock Fund, Inc. reported sole voting power over. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)
Information shown is based on information reported by the filer on Schedule 13G filed with the SEC on February 14, 2017, in which Waddell & Reed Financial, Inc. ("WDR") reported sole voting and dispositive power over 2,195,235 shares of common stock. In the Schedule 13G, IICO (as defined below) reported sole voting and dispositive power over 1,398,325 shares of common stock, and each of WRIMCO (as defined below), WRI (as defined below) and WRFSI (as defined below) reported sole voting and dispositive power over 796,910 shares of common stock. WDR reported that such shares are beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, ("IICO"), an investment advisory subsidiary of WDR or Waddell & Reed Investment Management Company ("WRIMCO"), an investment advisory subsidiary of Waddell & Reed, Inc. ("WRI"). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company ("WRFSI"), a parent holding company. WRFSI is a subsidiary of WDR, a publicly traded company. Investment advisory contracts grant IICO and WRIMCO all investment and/or voting power over securities owned by such advisory client and investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owners of such shares. The address for each of WDR, WRFSI, WRI, WRIMCO and IICO is 6300 Lamar Avenue, Overland Park, KS 66202.

(3)
Includes 488,945 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,439 shares of restricted stock held by MedTech Strategies, Inc. in which Mr. Pelak has sole voting power. Mr. Pelak also has sole voting power, but no dispositive power with respect to such restricted stock. Also includes 699 distribution-in-kind shares from WCAS XI Co-Investors, LLC pro-rata to its members that are held directly by Mr. Pelak. Mr. Pelak is a Senior Industry Executive affiliated with WCAS. The address for Mr. Pelak is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(4)
Includes 306,231 shares of common stock underlying stock options and RSUs exercisable within 60 days of April 10, 2017 and 52,334 shares of restricted stock held by Mr. Major. Mr. Major has sole voting power, but no dispositive power with respect to such restricted stock.  Also includes 391,758 shares of common stock held by Major Parkwood LLC, an entity over which Mr. Major and his wife share voting and investment power, and 147,448 shares of common stock held by family trusts for which Mr. Major’s wife is a trustee.

(5)
Includes 86,904 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 10,800 shares of restricted stock held by Dr. Kostuik. Mr. Kostuik has sole voting power, but no dispositive power with respect to such restricted stock.

(6)
Includes 214,054 shares of common stock underlying stock options and RSUs exercisable within 60 days of April 10, 2017 and 20,467 shares of restricted stock held by Mr. Cole. Mr. Cole has sole voting power, but no dispositive power with respect to such restricted stock.

(7)
Includes 17,904 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,439 shares of restricted stock held by Mr. Brodnax. Mr. Brodnax has sole voting power, but no dispositive power with respect to such restricted stock.

(8)
Includes 29,426 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,439 shares of restricted stock held by Mr. Ranelli. Mr. Ranelli has sole voting power, but no dispositive power with respect to such restricted stock.

(9)
Includes 17,904 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,292 shares of restricted stock held by Mr. Queally. Mr. Queally has sole voting power, but no dispositive power with respect to such restricted stock. Also includes 77,242 distribution-in-kind shares from WCAS XI Co-Investors, LLC pro-rata to its members that are held directly by Mr. Queally, along with 871 shares held indirectly by The Queally Family, LLC and 1,922 shares held indirectly by trusts. Mr. Queally is a general partner and Co-President at WCAS. The address for Mr. Queally is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(10)
Includes 17,904 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,439 shares of restricted stock held by Mr. Traynor. Mr. Traynor has sole voting power, but no dispositive power with respect to such restricted stock. Also includes 14,273 distribution-in-kind shares from WCAS XI Co-Investors, LLC pro-rata to its members that are held directly by Mr. Traynor. Mr. Traynor is a general partner at WCAS. The address for Mr. Traynor is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022.

(11)
Includes 17,904 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 4,4292 shares of restricted stock held by Mr. Ferrer. Mr. Ferrer has sole voting power, but no dispositive power with respect to such restricted stock. Mr. Ferrer is a manager of FFC GP III, LLC. The address for Mr. Ferrer is c/o 10 Glenville Street, Greenwich, Connecticut 06831.

(12)	Includes 7,000 shares of common stock underlying stock options exercisable within 60 days of April 10, 2017 and 3,999 shares of restricted stock held by Mr. Turpin.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Underwriting Commissions and Transaction Fees
On November 16, 2016, pursuant to an underwritten public offering, WCAS and certain of its affiliates completed the sale of 4,500,000 shares of our common stock. We incurred transaction fees of approximately $338,000. We did not receive any proceeds from the sale of these shares.
On February 1, 2017, pursuant to an underwritten public offering, WCAS and certain of its affiliates completed the sale of an additional 4,000,000 shares of our common stock. We incurred transaction fees of approximately $225,000. We did not receive any proceeds from the sale of these shares.
Other
Mr. Lane Major, our Chief Strategy Officer, is the brother of our President and Chief Executive Officer. Total cash payments made by the Company to Mr. Lane Major, including salary, bonus, and tuition reimbursement for the year ended December 31, 2016 were $432,160. He also received grants of 32,665 non-qualified stock options with a fair value of $5.59 per share and 12,721 shares of restricted stock with a fair value of $14.38 per share as of the date of their award in 2016.
Related Persons Transaction Policy
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on NASDAQ. Under the policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by an approving body comprised of the disinterested and independent members of the Board of Directors or the Audit Committee of the Board of Directors, provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the approving body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the approving body as to whether the related person transaction complies with the terms of our agreements, including the agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the approving body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•	management must advise the approving body as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

 In addition, the related person transaction policy provides that the approving body, in connection with any approval of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Code.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who failed to file, on a timely basis, reports required by Section 16(a), during the most recent fiscal year. Based on our review of forms we received or written representations from reporting persons stating that they were not required to file these forms, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers during 2016 were satisfied.
Stockholder Communications With Our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with the independent members of our Board of Directors as a group may do so by writing to the Board of Directors or to its independent members as a group, and mailing the correspondence to our Senior Vice President, General Counsel & Secretary at K2M Group Holdings, Inc., 600 Hope Parkway SE, Leesburg, VA 20175. Please indicate on the envelope that the correspondence contains a stockholder communication. Our Legal Department will review all incoming stockholder communications and such stockholder communications will be forwarded to the Board of Directors or its independent members, as specified.
Availability of Annual Report
A copy of our 2016 Annual Report on Form 10-K for the year ended December 31, 2016 and our proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to the following address:

K2M Group Holdings, Inc.
Attention: Senior Vice President, General Counsel & Secretary
600 Hope Parkway SE
Leesburg, VA 20175
The Annual Report on Form 10-K and proxy statement are also available on our website at http://investors.k2m.com under Investor Relations: Financials & Filings.
Other Business
The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting and described in this proxy statement. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the best judgment of the persons voting such proxies.

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K2M GROUP HOLDINGS, INC. 600 HOPE PARKWAY SE LEESBURG, VA 20175	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up to 11:59 p.m. Eastern Time on June 5, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR all of the nominees listed in Proposal 1 and FOR Proposal 2.	☐	☐	☐	____________________________________
1. Election of Class III Directors
Nominees:
01) Daniel Pelak 02) Carlos A. Ferrer

					For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017.					☐	☐	☐

NOTE: Shareholders may also be asked to consider conducting any other business properly brought before the meeting.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

______________________________________________________________				_________________________________
Signature [PLEASE SIGN WITHIN BOX] Date				Signatures (Joint Owners) Date

Directions to the 2017 Stockholder Meeting of K2M Group Holdings, Inc.
Please email our Investor Relations department at ir@k2m.com for directions to the Company's 2017 Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on June 6, 2017:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E09908-P75637

K2M GROUP HOLDINGS, INC.
Annual Meeting of Stockholders
June 6, 2017 8:00 A.M.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Luke Miller and Gregory S. Cole, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the 2017 Annual Meeting of Stockholders of K2M GROUP HOLDINGS, INC. to be held on June 6, 2017, at 8:00 A.M. Eastern Daylight Time, at K2M Group Holdings, Inc. headquarters, 600 Hope Parkway SE, Leesburg, VA 20175, and at any adjournment or postponement thereof, and to vote as specified on this proxy all shares of common stock of the Company held of record by the signer(s) at the close of business on April 10, 2017 on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and at any adjournments or postponements thereof.
This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no such direction is made, this proxy will be voted (1) FOR the election of the nominees to the Board of Directors; and (2) FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. This proxy will be voted on any other matters as may properly come before the meeting in accordance with the discretion of the named proxies and agents.

Continued and to be signed on reverse side